UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

SUNSET BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-57576	91-2007330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Suite 1220, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 478-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

Effective January 28, 2005, the shareholders of Sunset Brands, Inc. approved via their written consent an amendment to the Registrant’s Articles of Incorporation effecting a one-for-two reverse split of the Registrant's common stock. The amendment was approved by the holders of a majority of the Registrant’s issued and outstanding shares of common stock and preferred stock, voting together as a class.  The reverse split was effective as of the close of business on Friday, January 28, 2005.  As a result of the reverse stock split, every two shares of the Registrant’s old common stock will be converted into one share of the Registrant’s new common stock. Fractional shares resulting from the reverse stock split will be rounded up to the next highest number of full shares of the Registrant’s common stock.

The Registrant’s new common stock continues to be traded on the OTC Bulletin Board under the symbol SSBI. A new CUSIP number has been issued for the Registrant’s new common stock (“86769A 20 6”) to distinguish stock certificates issued after the effective date of the reverse stock split. The Registrant’s old CUSIP number was 86769A 10 7.

A copy of the Certificate of Amendment to the Registrant’s Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 28, 2005, the Registrant filed a Certificate of Amendment to its Articles of Incorporation to provide for a one-for-two reverse split of the Registrant’s common stock.  A description of the reverse split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed as part of this report:

3.1                                                                                 Certificate of Amendment to the Registrant’s Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSET BRANDS, INC.

Date: January 28, 2008	By:	/s/ Todd Sanders
Todd Sanders, CEO and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Certificate of Amendment to the Registrant’s Articles of Incorporation